U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2009

IBSG INTERNATIONAL, INC.

(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, on January 8, 2009, the Company commenced an investigation of numerous issues, including the amount of the Company’s cash on hand and other assets reported. The Company has learned that there is a material difference between previously expressed cash on hand and the actual cash on hand reported in the previously issued 2008 financial statements.

As a result of the above and related significant uncertainties, the Board of Directors together with current executive officers of the Company determined on January 27, 2009 that the Company’s previously issued 2008 financial statements should not be relied upon and are inaccurate at this time. After further investigation, the Company intends to restate these financial statements based on the findings of its investigation. The Company is still in the early stages of its internal investigation, but has found material inconsistencies as stated above and in the process of the investigation the Company may discover additional information that will raise other issues or cause the Company to conclude that financial statements for other prior periods may also need to be restated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBSG INTERNATIONAL, INC.

Date: January 27, 2009	By:	/s/ Jim Queen
Jim Queen, CEO